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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-205846 and No. 333-193362 on Form S-8 of Coastway Bancorp, Inc. of our report dated March 15, 2016, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Coastway Bancorp, Inc. for the year ended December 31, 2015.

/s/ CROWE HORWATH LLP

Livingston, New Jersey
March 15, 2016

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  Exhibit 23.1